Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-249070 on Form S-11 of Blackstone Real Estate Income Trust, Inc. of our report dated December 12, 2019, relating to the combined statement of revenues and certain operating expenses of Jupiter 12 Industrial Portfolio for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

January 15, 2021